EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in post-effective Amendment No. 1 to Registration Statement No. 33-7053 on Form S-8, in Registration Statement Nos. 33-44700, 333-44024 and 333-46218 on From S-8 of our report dated December 23, 2004 appearing in the Annual Report on Form 10-K of Archon Corporation for the year ended September 30, 2006.

/s/ DELOITTE & TOUCHE LLP

Las Vegas, Nevada

January 12, 2007